                                                                    Exhibit 10.1

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                               CORIXA CORPORATION,

                          COULTER PHARMACEUTICAL, INC.,

                              CORIXA BELGIUM, S.A.,

                                  MEDAREX, INC.

                                       AND

                              MEDAREX BELGIUM, S.A.
          (AN ENTITY IN THE PROCESS OF BEING FORMED UNDER BELGIAN LAW)




                                  MAY 23, 2002

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
1.      DEFINITIONS.........................................................................1

2.      SALE AND PURCHASE..................................................................10

        2.1    Transfer of Assets..........................................................10

        2.2    Transfer of Liabilities.....................................................10

        2.3    Excluded Liabilities........................................................10

        2.4    Purchase Price..............................................................10

        2.5    Allocation of Purchase Price................................................14

3.      CLOSING AND FUTURE PAYMENTS........................................................14

        3.1    Closing.....................................................................14

        3.2    Actions at the Closing......................................................14

4.      REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................15

        4.1    Organization and Good Standing..............................................15

        4.2    Authority; Authorization; Enforceability....................................15

        4.3    No Default or Violation.....................................................16

        4.4    Title to Assets.............................................................16

        4.5    Licenses and Permits; Compliance With Law...................................16

        4.6    Assigned Contracts..........................................................17

        4.7    Intellectual Property.......................................................18

        4.8    Litigation; Other Claims....................................................19

        4.9    Brokers and Finders.........................................................19

        4.10   Fair Consideration; No Fraudulent Conveyance................................19

        4.11   Employee and Labor Matters..................................................20

        4.12   Equipment...................................................................20

5.      REPRESENTATIONS AND WARRANTIES OF THE BUYERS.......................................21

        5.1    Organization and Good Standing..............................................21

        5.2    Authority; Authorization; Enforceability....................................21

        5.3    No Default or Violation.....................................................21

        5.4    Valid Issuance; Freely Tradeable Shares.....................................21

        5.5    Capitalization; Nasdaq Listing..............................................22

        5.6    Registration Statement; Medarex SEC Reports.................................22

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
        5.7    Absence of Certain Changes..................................................23

        5.8    Brokers and Finders.........................................................23

        5.9    Prospectus Delivery.........................................................23

6.      COVENANTS..........................................................................23

        6.1    Access to Information.......................................................23

        6.2    Further Action; Commercially Reasonable Efforts.............................23

        6.3    Related Data and Records....................................................24

        6.4    Confidentiality.............................................................25

        6.5    Public Disclosure...........................................................25

        6.6    Taxes.......................................................................25

        6.7    Securities Law Matters......................................................25

        6.8    Formation of Medarex Belgium................................................26

        6.9    Removal of Liens............................................................26

        6.10   Termination of Assigned Contracts...........................................26

7.      SCHEDULED EMPLOYEES................................................................26

        7.1    Transition of Scheduled Employees...........................................26

        7.2    Compensation of New Medarex Employees.......................................27

        7.3    Compensation and Benefits of Scheduled Employees............................27

        7.4    No Right to Continued Employment or Benefits................................28

        7.5    Certain Payments............................................................28

        7.6    Waiver of Tail Provision....................................................28

        7.7    Ownership of Scheduled Employee Inventions..................................28

        7.8    Ownership of Intellectual Property Developed by Scheduled Employees Who
               Do Not Join Medarex.........................................................29

        7.9    New Medarex Employee Records................................................29

8.      DELIVERIES.........................................................................30

        8.1    Deliveries by Sellers.......................................................30

        8.2    Deliveries by the Buyers....................................................31

9.      INDEMNIFICATION....................................................................31

        9.1    Survival....................................................................31

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
        9.2    Indemnification by Sellers..................................................32

        9.3    Indemnification by the Buyers...............................................33

        9.4    Indemnification Procedures..................................................33

        9.5    Limitations on Indemnification..............................................35

10.     MISCELLANEOUS......................................................................36

        10.1   Expenses....................................................................36

        10.2   Amendments and Waivers......................................................36

        10.3   Successors and Assigns......................................................36

        10.4   Governing Law...............................................................36

        10.5   Counterparts................................................................36

        10.6   Titles and Subtitles........................................................37

        10.7   Notice......................................................................37

        10.8   Severability................................................................38

        10.9   Cumulative Remedies.........................................................38

        10.10  Force Majeure...............................................................38

        10.11  Construction of Agreement...................................................38

        10.12  No Implied Waiver...........................................................38

        10.13  Entire Agreement............................................................38

        10.14  Waiver of Jury Trial........................................................38

Exhibit A      --     Form of Bill of Sale
Exhibit B1     --     Form of Assignment and Assumption Agreement
Exhibit B2     --     Form of Belgian Assignment and Assumption Agreement
Exhibit C      --     Form of Assignment of Patents
Exhibit D      --     Form of Opinion of Counsel for the Sellers, Orrick, Herrington &
                      Sutcliffe LLP
Exhibit E      --     Form of UPT License Agreement
Exhibit F      --     Form of [*] Agreement
Exhibit G      --     Form of Sublease
Exhibit H      --     Form of Opinion of Counsel for the Buyers, Cooley Godward LLP
Exhibit I      --     Form of Opinion of Counsel for the Buyers, Satterlee Stephens Burke &
                      Burke LLP

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* Confidential Treatment Requested

                                                                                          PAGE
                                                                                          ----
Exhibit J      --     Form of Facilities Services and Lease Agreement
Exhibit K      --     Certain License Terms
Exhibit L      --     Form of Leader Peptide Patent License Agreement

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") is entered into as of May 23, 2002, by and among Medarex, Inc., a New Jersey corporation ("Medarex"), Medarex Belgium, S.A., an entity in the process of being incorporated in Belgium and a subsidiary of Medarex ("Medarex Belgium" and, together with Medarex, the "Buyers"), Corixa Corporation, a Delaware corporation ("Corixa"), Coulter Pharmaceutical, Inc., a Delaware corporation and wholly owned subsidiary of Corixa ("Coulter") and Corixa Belgium, S.A., a Belgian corporation and subsidiary of Corixa ("Corixa Belgium" and, together with Corixa and Coulter, the "Sellers"). The Sellers, on the one hand, and the Buyers, on the other hand, are each referred to herein as a "Party" and, collectively, as the "Parties."

                                    RECITALS

        WHEREAS, the Buyers and the Sellers are each engaged in a business that includes the research and development of therapies for treating of autoimmune diseases, cancer and infectious diseases; and

        WHEREAS, the Buyers wish to purchase from the Sellers, and the Sellers wish to sell to the Buyers, all of the Sellers' right, title and interest in and to certain product candidates and certain related technologies under development by the Sellers, together with certain assets related thereto, all on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.      DEFINITIONS.

        In this Agreement, unless the context otherwise requires, the following terms will have the following meanings:

        1.1 "ACTUAL SALES PROCEEDS" means the actual aggregate gross proceeds (before deducting sales commissions or brokers fees) Corixa receives from sales of the Medarex Stock that constitutes the applicable Monthly Issuance during the one-month period following the date of issuance of such Monthly Issuance.

        1.2 "AFFILIATE" means with respect to a particular Party, any Person that, whether in fact or Law, directly or indirectly owns, is owned by or is under common ownership with such Party to the extent of more than fifty percent (50%) of the voting equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to direct the affairs of the Person, or any Person actually controlled by, controlling or under common control with a Party. As used in this
Section 1.2, a Person controls another Person (or is controlled by or under common control with another

Person) if a Person has the actual ability to control and direct the management of the other Person, whether by contract or otherwise. Notwithstanding the foregoing, no affiliate created, incorporated, formed or acquired, by operation of law or otherwise, by or on behalf of a Party following the Effective Date shall be considered an Affiliate hereunder until such Party provides written notice to the other Party of the existence and identity of such Affiliate. As used in this Agreement, any grant of rights to an Affiliate of one Party shall remain in effect only for so long as they remain an Affiliate of such Party.

        1.3 "ASSETS" means the Transferred Intellectual Property Rights, Assigned Contracts, Materials, Equipment and Data and Records.

        1.4 "ASSET MATERIAL ADVERSE EFFECT" means any event, change or effect that materially diminishes the value of the Assets, taken as a whole.

        1.5 "ASSIGNED CONTRACTS" means the contracts (or surviving rights and provisions of terminated contracts, as applicable) listed on Schedule 2.1 to the Seller Disclosure Memorandum or assigned to the Buyers after the Closing pursuant to Section 6.2(c).

        1.6 "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning given such term in Section 3.2(a).

        1.7 "ASSIGNMENT OF PATENTS" has the meaning given such term in Section 3.2(a).

        1.8 "ASSUMED LIABILITIES" has the meaning given such term in Section
2.2.

        1.9 "BASE PRICE" means the average of the closing trading prices of Medarex's common stock for each of the trading days during the five-trading-day period ending two trading days immediately prior to the applicable date of issuance of Medarex Stock, as publicly reported on Nasdaq.

        1.10 "BELGIAN ASSETS" means those Assets to be transferred to Medarex Belgium, as set forth on Schedule 2.1 to the Seller Disclosure Memorandum.

        1.11 "BELGIAN ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning given such term in Section 3.2(a).

        1.12 "BILL OF SALE" has the meaning given such term in Section 3.2(a).

        1.13 "BUYER MATERIAL ADVERSE EFFECT" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Buyers and their Affiliates, taken as a whole.

        1.14 "CLOSING" has the meaning given such term in Section 3.1.

        1.15 "CLOSING DATE" has the meaning given such term in Section 3.1.

        1.16 "CONCURRENTLY-KNOWN INFORMATION" means, collectively, any information, including without limitation, Inventions, known, at or before the Closing Date, to both (a) an individual who is an employee of Corixa after the Closing Date and (b) a New Medarex Employee, but which is not embodied in any descriptive writing, whether in hard copy or electronic form, prior to the Closing Date; provided that Concurrently-Known Information shall not include any information, including without limitation, Inventions, that are included in or covered by the Transferred Intellectual Property Rights.

        1.17 "CONFIDENTIALITY AGREEMENT" has the meaning given such term in
Section 6.4.

        1.18 "COPYRIGHTS" means all copyrights, and all other literary property and authorship rights, and all right, title and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world.

        1.19 "DATA" means the data related to the Programs, as described on
Schedule 2.1 to the Seller Disclosure Memorandum or transferred to the Buyers after the Closing pursuant to Section 6.2(c).

        1.20 "EMPLOYEE BENEFIT PLAN" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable thereto), which is or has been maintained, contributed to, or required to be contributed to, by any Party or such Party's Affiliates for the benefit of the Scheduled Employees.

        1.21 "EQUIPMENT" means the equipment identified on Schedule 2.1 to the Seller Disclosure Memorandum.

        1.22 "ERISA" means the Employee Retirement Income Security Act of 1934, as amended.

        1.23 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        1.24 "EXCLUDED ASSETS" means all property and assets of the Sellers not listed on Schedule 2.1 to the Seller Disclosure Memorandum or transferred to the Buyers after the Closing pursuant to Section 6.2(c), all of which are expressly excluded from the transfer pursuant to this Agreement.

        1.25 "FACILITIES SERVICES AND LEASE AGREEMENT" means the facilities services and lease agreement between Coulter and Medarex in the form attached hereto as Exhibit J.

        1.26 "GAAP" means United States generally accepted accounting principles.

        1.27 "GOVERNMENTAL AUTHORIZATIONS" means all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and Orders of, or filings with, any Governmental Entity.

        1.28 "GOVERNMENTAL ENTITY" means any federal, state, municipal or other governmental authority, department, commission, board, agency, court or other instrumentality (domestic or foreign), including the United States Food and Drug Administration.

        1.29 "HEDGING TRANSACTION" means any transaction in which Corixa sells Medarex Stock that it does not own or, if it does own such Medarex Stock, does not deliver such stock against such sale within three (3) business days after the sale (other than by reason of error, inadvertence, force majeure or other circumstances beyond Corixa's control). Such transactions include, but are not limited to, "short sales," "short sales against the box" and "forward sale contracts."

        1.30 "INTELLECTUAL PROPERTY RIGHTS" means, collectively, Patents, Trade Secrets, Copyrights, Trademarks, Know-how, moral rights, trade names, rights in trade dress, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing.

        1.31 "INVENTIONS" means discoveries, developments, designs, improvements, inventions and/or works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new machine, article of manufacture, biological material, method, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.

        1.32 "KNOW-HOW" means all information not in the public domain, including ideas, discoveries, inventions, data, formulae, techniques, procedures for experiments and tests, technical information, specifications, results of experiments and tests, designs, sketches, records and confidential analyses and interpretations of information.

        1.33 "[*]" means [*]

        1.34 "[*] AGREEMENT" means that certain License Agreement dated [*] between Coulter and [*].

        1.35 "LAW" means any federal, state, local, municipal or foreign statute, law, regulation, legislation, constitution, requirement, interpretation, permit, license, approval, authorization, rule, ordinance, code, treaty, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

        1.36 "LEADER PEPTIDE PATENT LICENSE AGREEMENT" has the meaning given such term in Section 8.1(k).

        1.37 "LIABILITIES" means any and all debts, duties, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those

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                                      -4-
arising as a result of any act or omission, regardless of whether such debt, duty, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, duty, liability or obligation is immediately due and payable.

        1.38 "LICENSE" means a license granted to Corixa from Medarex pursuant to Section 2.3 of the UPT License Agreement in connection with the exercise of a License Option or Substitute Option.

        1.39 "LICENSE OPTION" means an option granted pursuant to Section 2.1 of the UPT License Agreement to Corixa and its Affiliates from Medarex to obtain a license under Section 2.3 of the UPT License Agreement.

        1.40 "LICENSE REVOCATION VALUE" means the dollar amount determined by multiplying (y) the total number of License Options revoked pursuant to Section 2.4, by (z) One Million Dollars ($1,000,000).

        1.41 "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property Rights licensed to any of the Sellers under the Assigned Contracts.

        1.42 "LIEN" means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge, equitable interest, preference, right of possession, lease, tenancy, license, encroachment, infringement, interference, right of first refusal, preemptive right or other third-party claim of any kind (including any restriction on transfer, receipt of income, use, possession or other attribute of ownership).

        1.43 "LINKER TECHNOLOGY" means those Intellectual Property Rights included within the Transferred Intellectual Property Rights or licensed to the Sellers under the Third-Party Agreements relating to the methods and processes (and related technology) for conjugating UPTs to monoclonal antibodies or to fragments or derivatives of monoclonal antibodies.

        1.44 "MATERIALLY DISCOUNTED" with respect to a license to [*] technology means that each of (i) [*] and (ii) [*] are discounted by at least [*]% from [*], as set forth on Exhibit K.

        1.45 "MATERIALS" means all on-hand materials listed on Schedule 2.1 to the Seller Disclosure Memorandum or transferred to the Buyers after the Closing pursuant to Section 6.2(c).

        1.46 "MATERIALS OF ENVIRONMENTAL CONCERN" means: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;
(b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Law (including CERCLA and any other so called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Law which regulates or

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                                      -5-
establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

        1.47 "MEDAREX SEC REPORTS" has the meaning given such term in Section
5.6.

        1.48 "MEDAREX STOCK" means (a) the common stock, par value $0.01 per share, of Medarex, (b) such other securities into which the shares of common stock of Medarex shall be converted by virtue of any recapitalization of Medarex, any merger of Medarex with or into another entity or otherwise or (c) the voting securities of any successor Person to Medarex by virtue of any sale of all or substantially all of the assets of Medarex; provided in the case of
(b) and (c) above, that such class of securities are fully registered and freely tradeable, without restriction under the Securities Act or otherwise, on a United States national securities exchange or Nasdaq.

        1.49 "MONTHLY ISSUANCE" has the meaning given such term in Section
2.4(a).

        1.50 "NASDAQ" means the Nasdaq National Market System or such principal United States national securities exchange on which the shares of Medarex Stock are then traded.

        1.51 "[*] AGREEMENT" has the meaning given such term in Section 8.1(k).

        1.52 "OFFSET CONSIDERATION" has the meaning given such term in Section 2.4(b)(v).

        1.53 "OFFSET ELECTION" has the meaning given such term in Section 2.4(b)(v).

        1.54 "OPERATIVE DOCUMENTS" means (a) the Bill of Sale, (b) the Assignment and Assumption Agreement, (c) the Belgian Assignment and Assumption Agreement, (d) the Assignment of Patent, (e) the UPT License Agreement, (f) the Leader Peptide Patent License Agreement, (g) the Sublease, (h) the Facilities Services and Lease Agreement and (i) the [*] Agreement.

        1.55 "ORDER" means any (a) writ, judgment, injunction, consent, order, decree, stipulation, award, edict, ruling, pronouncement, determination, decision, verdict, sentence, subpoena, writ or executive order of or by any Governmental Entity, arbitrator or arbitration panel or (b) contract with any Governmental Entity entered into in connection with any Proceeding.

        1.56 "PATENTS" means all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, certificates of invention, and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation-in-part applications throughout the world.

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


        1.57 "PAYMENT DATE" means, with respect to the Monthly Issuance to be made as of the Closing Date (if Medarex elects to pay such Monthly Issuance in shares of Medarex Stock), the date on which the certificate representing such shares of Medarex Stock is delivered to Corixa, which shall be as soon as practicable and no later than three (3) business days after the Closing Date and, with respect to any other Monthly Issuance, the same numerical calendar day of the applicable month in which a Monthly Issuance is made as the numerical calendar day of the Closing Date (or such later date as Medarex actually delivers the certificate representing the Monthly Issuance to Corixa); provided, however, that if with respect to any Monthly Issuance, such date does not fall on a day on which Nasdaq is open for trading, the Issuance Date with respect to such Monthly Issuance shall be the next succeeding Nasdaq trading day.

        1.58 "PERSON" means an individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, association, estate, trust, cooperative, foundation, society, government or political subdivision or agency or instrumentality thereof, union, limited liability company, joint stock company, firm or other entity or organization.

        1.59 "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before or otherwise involving, any Governmental Entity or any arbitrator or arbitration panel.

        1.60 "PRODUCT CANDIDATES" means product candidates under development by the Sellers in the following projects: the Tumor Activated Pro-drug Program, including the CPI-0004 Project; the Ultra Potent Toxins Program, including Duocarmycin and its analogs for conjugation with any ligand including antibodies; the [*] Program; the IFNAR1 Program; the [*] antibody Program; and the [*] antibody Program, all as more particularly described in Schedule 2.1 to the Seller Disclosure Memorandum.

        1.61 "PROGRAM MATERIAL ADVERSE EFFECT" means any event, change or effect that is materially adverse to the operation of the Programs, taken as a whole, as operated by Seller prior to the date of this Agreement.

        1.62 "PROGRAMS" means the business and operations (including all research, development and commercialization activities) carried out with respect to the Product Candidates or any component thereof, including, without limitation, research and development, regulatory approval process and permits, manufacturing, marketing and distribution to the extent that they related to such Product Candidates and the conduct of clinical trials with respect thereto.

        1.63 "PROPRIETARY RIGHTS AND INVENTIONS AGREEMENT" means any agreement, including the form of proprietary rights and inventions agreement delivered to Medarex, between any Seller and any employee or consultant of any Seller, pursuant to which such employee or consultant agreed to assign to a Seller Intellectual Property Rights arising from his or her employment or consulting relationship.

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                                      -7-

        1.64 "PROSPECTUS SUPPLEMENT" means a prospectus supplement with respect to the issuance of Medarex Stock (as defined in Section 2.4(b)) pursuant to this Agreement that is required to be filed by Medarex with the SEC under Rule 424(b) of the regulations of the Securities Act.

        1.65 "RECORDS" means the records, documents and files identified on
Schedule 2.1 to the Seller Disclosure Memorandum or transferred to the Buyers after the Closing pursuant to Section 6.2(c).

        1.66 "REGISTRATION STATEMENT" means Medarex's universal shelf registration statement on Form S-3 (No. 333-52696), filed with the SEC on December 22, 2000 and declared effective by the SEC on December 22, 2000, and as amended by Post-Effective Amendment No. 1 filed with the SEC on June 19, 2001 and declared effective on January 22, 2001.

        1.67 "REQUIRED CONSENTS" has the meaning given such term in Section 4.6.

        1.68 "RESOLVED CLAIM" means an Indemnification Claim as to which either
(a) an arbitrator or court having jurisdiction has entered a final judgment, decision, order or decree that either is not subject to appeal or as to which notice of appeal has not been timely, filed or served or (b) the Indemnifying Party has acknowledged and agreed in writing.

        1.69 "SCHEDULED EMPLOYEE" has the meaning given such term in Section 7.1(a).

        1.70 "SEC" means the United States Securities and Exchange Commission.

        1.71 "SECURITIES ACT" means the Securities Act of 1933, as amended.

        1.72 "SELLER DISCLOSURE MEMORANDUM" means the disclosure memorandum delivered by the Sellers to the Buyers in connection with this Agreement.

        1.73 "START TIME" has the meaning given such term in Section 7.1.

        1.74 "SUBLEASE" has the meaning given such term in Section 8.1(l).

        1.75 "SUBLEASED PREMISES" means the premises leased by Medarex from Coulter pursuant to the Sublease.

        1.76 "SUBSTITUTE OPTION" has the meaning given such term in the UPT License Agreement.

        1.77 "TAIL PROVISION" means the provisions of any Proprietary Rights and Inventions Agreement between any Seller and a Scheduled Employee providing that such Scheduled Employee (a) shall disclose to one or more Sellers any Invention made or conceived, reduced to practice or learned by such Scheduled Employee after the Start Time and (b) creating a presumption that any such Invention was conceived during such Scheduled Employee's employment or consultancy with a Seller.

        1.78 "TAX" or "TAXES" means all taxes, levies, assessments, tariffs, imposts and tolls, however denominated, including any interest, penalties, fees or other additions to such that may become payable in respect thereof, (a) imposed by any Governmental Entity, for which a Buyer could become liable as successor to or transferee of the Assets or that could become a Lien on any of the Assets, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, inventory taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (b) any Liability for amounts referred to in clause (a) as a result of any obligations to indemnify another Person.

        1.79 "THIRD PARTY" means any Person other than a Party or an Affiliate of the same.

        1.80 "THIRD-PARTY AGREEMENTS" means those agreements between one or more of the Sellers or any of their predecessors and any Third Party that are listed on Schedule 2.1 to the Seller Disclosure Memorandum.

        1.81 "TRADE SECRETS" means all right, title and interest in all trade secrets and trade secret rights arising under Law.

        1.82 "TRADEMARKS" means all right, title and interest in all trademark, service mark, trade name and trade dress rights arising under the common law, state law, federal law, and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name, and trade dress applications and registrations interests throughout the world.

        1.83 "TRANSFERRED INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights in the Product Candidates, including the Transferred Patents and all Trade Secrets that are directly and exclusively related to the Programs and any Intellectual Property Rights transferred to Buyers pursuant to Section 6.2(c), and except for all Intellectual Property Rights licensed to the Sellers under the Assigned Contracts.

        1.84 "TRANSFERRED PATENTS" means the Patents listed on Schedule 2.1 to the Seller Disclosure Memorandum or transferred to the Buyers after the Closing pursuant to Section 6.2(c).

        1.85 "ULTIMAB HUMAN ANTIBODY DEVELOPMENT SYSTEM TECHNOLOGY" means Medarex's proprietary technology for the generation of fully human monoclonal antibodies using (i) any of Medarex's proprietary immunizable transgenic mice that contain [*] heavy and light [*] inserted into [*] and which are commonly known as a HuMAb-Mouse(R); (ii) any mice comprising both (A) human [*] developed by Medarex or otherwise developed through use of Medarex's proprietary HuMAb Mouse; and (B) human [*] developed by Kirin Brewery Company, Ltd. ("Kirin") or otherwise developed through use of Kirin's proprietary TC Mouse(TM)

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(as defined below), including, without limitation, any mouse comprising the [*]
described in clause (A) and clause (B) of this clause (ii) that is derived by
(x) crossbreeding the HuMAb Mouse with a TC-Mouse, (y) introducing [*] obtained, isolated, or derived from a HuMAb Mouse into one or more cells obtained from a TC-Mouse, or (z) introducing [*] obtained, isolated, or derived from a TC-Mouse into one or more cells obtained from a HuMAb Mouse; and (iii) any progeny produced by (or by use of) such transgenic mice described in clauses (i) and
(ii) above. For purposes of this Section 1.85, "TC-MOUSE" shall mean any immunizable transchomosomic mouse developed by Kirin that contains one or more human [*] or [*] thereof that include [*] and [*] sequences that provide for replication outside of mouse [*], and which [*] or [*] comprises an [*] human [*].

        1.86 "UPT" means any ultra potent toxin or derivative thereof, including without limitation, any Duocarmycin analog (including without limitation, Duocarmycin B2 or KW-2189 (both, as defined in the UPT License Agreement)) that is covered or claimed by the Transferred Intellectual Property Rights or by Intellectual Property Rights licensed to the Sellers under the Assigned Contracts.

        1.87 "UPT LICENSE AGREEMENT" has the meaning given such term in Section 8.1(i).

        1.88 "UPT TECHNOLOGY" means all or any part of that technology transferred to Medarex under this Agreement related to UPTs and the Linker Technology.

2.      SALE AND PURCHASE.

        2.1 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, the Sellers shall sell, assign, grant, transfer and deliver (or cause to be sold, assigned, granted, transferred and delivered) to the Buyers as of the Closing, and the Buyers shall purchase and accept from the Sellers as of the Closing, free and clear of all Liens (except as otherwise provided on Schedule
4.4 to the Seller Disclosure Memorandum and other than Assumed Liabilities or Liens arising under the Assigned Contracts), all of the Sellers' rights, title and interest in and to the Assets, which do not include the Excluded Assets.

        2.2 TRANSFER OF LIABILITIES. Subject to the terms and conditions of this Agreement, the Buyers agree, effective as of the Closing, to assume all Liabilities arising after the Closing under the Assigned Contracts (the "Assumed Liabilities"); provided, however, that the Buyers shall not assume and the Assumed Liabilities shall not include any Liabilities that (i) arise from or relate to any breach by a Seller of any provision of any of the Assigned Contracts prior to the Closing, (ii) arise from or relate to any material inaccuracy in the representations and warranties made by each Seller in this Agreement or any of the Operative Documents or (iii) arise from or relate to the ownership, use or operation of the Assets by any Seller on or prior to the Closing.

        2.3 EXCLUDED LIABILITIES. The Buyers shall not by virtue of this Agreement assume Liability or responsibility for any Liability of the Sellers that is not included within the definition of Assumed Liabilities (the "Excluded Liabilities").

        2.4 PURCHASE PRICE. In consideration of the acquisition of the Assets under Section 2.1, the Buyers will assume the Assumed Liabilities under Section
2.2 and pay to Corixa for the Assets an aggregate purchase price (the "Purchase Price") consisting of a component to

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be paid in cash or stock during the five-month period following the Closing Date
(the "Guaranteed Component"), a contingent component to be paid in cash or stock after the Closing (the "Contingent Component"), reimbursement of certain expenses (the "Reimbursement Component") and a cash component to be paid at the Closing in respect of the Equipment (the "Equipment Component"), all as provided in this Section 2.4.

            (a) GUARANTEED COMPONENT. The Guaranteed Component shall consist of six equal payments (each, a "Monthly Payment") of Three Million Five Hundred Thousand Dollars ($3,500,000) each (the "Monthly Value"), to be paid in cash, or at Medarex's election, in shares of fully registered, freely tradeable Medarex Stock issued under the Registration Statement, with such payments to be made on the applicable Payment Date. In the event that Medarex decides to make the Monthly Payment in shares of Medarex Stock (a "Monthly Issuance"), the number of shares of Medarex Stock to be issued as the Monthly Payment shall be determined by dividing (y) the Monthly Value by (z) the applicable Base Price. No fractional shares of Medarex Stock shall be issued in any Monthly Issuance. The aggregate number of shares of Medarex Stock that Corixa is entitled to receive pursuant to any Monthly Issuance shall be rounded to the nearest whole number, with .5 and greater being rounded up. The issuance of the Guaranteed Component shall be subject to the provisions of Sections 2.4(a)(i), (ii), (iii) and (iv).

                (i) No later than five business days after the end of each one-month period after a Payment Date on which Medarex makes a Monthly Issuance, Corixa agrees to provide Medarex with written notice, together with written documentation evidencing such sales (the "Proceeds Notice") certifying the number of shares of Medarex Stock that were sold by Corixa during the one month period following such Payment Date and the Actual Sales Proceeds for such sales. In the event that Corixa sells all of the Medarex Stock constituting any Monthly Issuance during the one-month period following the Payment Date for such Monthly Issuance, the provisions of Section 2.4(a)(ii) shall apply to such Monthly Issuance. In the event that Corixa does not sell all of the Medarex Stock constituting any Monthly Issuance during the one-month period following the Payment Date for such Monthly Issuance, the provisions of Section 2.4(a)(iii) shall apply to such Monthly Issuance. For purposes of this calculation, the trade date, rather than the settlement date, shall be used in determining whether such Monthly Issuance has been sold by Corixa. Further, Corixa agrees that it shall not engage in any scheme or plan to avoid the application of this subsection 2.4(a)(i) by retaining nominal amounts of Monthly Issuances, but shall operate in good faith.

                (ii) If the Actual Sales Proceeds stated on the Proceeds Notice are less than the Monthly Value, Medarex shall, no later than five business days after receipt of the Proceeds Notice, pay cash to Corixa by wire transfer of immediately available funds in an amount equal to the difference between the Actual Sales Proceeds and the Monthly Value. If the Actual Sales Proceeds stated on the Proceeds Notice are greater than the Monthly Value, Corixa shall, no later than five business days after delivery of the Proceeds Notice, pay cash to Medarex by wire transfer of immediately available funds in an amount equal to fifty percent (50%) of the difference between the Actual Sales Proceeds and the Monthly Value.

                (iii) In the event that Corixa does not sell all of the Medarex Stock constituting any Monthly Issuance during the one month period following the Payment Date of such Monthly Issuance, no payments contemplated by Section 2.4(a)(ii) shall be made by either Party.

                (iv) Corixa shall not sell more than the number of shares of Medarex Stock equal to fifty percent (50%) of the total number of shares constituting the previous Monthly Issuance in any five-trading-day period.

                (v) Corixa shall not engage in any form of Hedging Transactions in Medarex Stock at any time during the first six months after the Closing Date.

            (b) CONTINGENT COMPONENT.

                (i) Medarex shall act in good faith to obtain [*] agreement to [*] (the "[*]"), as promptly after the Closing as is, in Medarex's judgment in its sole discretion, commercially reasonable and on terms that, in Medarex's judgment in its sole discretion, [*] required to be [*] to [*] in connection with the [*]; provided, however, that Medarex shall [*] to [*] to [*] the [*] no later than [*] after the Closing Date. Medarex shall notify Corixa as promptly as practicable and in any event no later than five business days after Medarex and [*] of the [*] and material [*] of the [*] (the "[*] Notice").

                (ii) Upon the earliest to occur of (A) ten business days after the date on which [*] and Medarex [*] if no Offset Consideration is [*] in connection with the [*], (B) ten business days after Corixa delivers to Medarex notice of its Offset Election in the event that [*] Consideration in connection with the [*] and (C) December 31, 2004 (subject to extension for such period after Medarex has delivered a [*] that provides for Offset Consideration but Corixa has not yet delivered notice of its Offset Election) (the "Contingent Payment Date"), Medarex shall pay to Corixa the Contingent Component in the amount of Six Million Dollars ($6,000,000), less the value of any Cash Offsets (as defined below) resulting from the [*].

                (iii) Medarex, at its election, may pay the Contingent Component in cash or shares of fully registered, freely tradeable Medarex Stock issued under the Registration Statement. In the event that Medarex elects to pay the Contingent Component in shares of Medarex Stock, Medarex shall deliver to Corixa a certificate representing such Medarex Stock no later than the Contingent Payment Date. For purposes of this Section 2.4(b)(iii), shares of Medarex Stock shall be valued according to the Base Price. No fractional shares of Medarex Stock shall be issued in the Contingent Component. The aggregate number of shares of Medarex Stock that Corixa shall be entitled to receive pursuant to this Section 2.4(b)(iii) shall be rounded to the nearest whole number, with .5 and greater being rounded up.

                (iv) For purposes of this Section 2.4, the "Cash Offset" shall be determined as follows. In the event that no [*] on or before December 31, 2004, the Cash Offset shall equal Three Million Dollars ($3,000,000). In the event the [*] on or before December 31, 2004, the Cash Offset shall equal the lesser of (y) Six Million Dollars ($6,000,000) and (z) the sum of the following amounts:

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                    (1) the full dollar amount of [*] in connection with the
[*], up to a maximum of Three Million Dollars ($3,000,000);

                    (2) fifty percent (50%) of the dollar amount of [*] in connection with the [*], to the extent the value of any such payments and issuances exceeds Three Million Dollars ($3,000,000); and

                    (3) One Million Dollars ($1,000,000) for each Offset Election made by Corixa pursuant to Section 2.4(b)(v).

                (v) Subject to Section 2.4(b)(vi), if in connection with the [*], Medarex either (A) [*] a [*] with the same or more favorable to [*] pursuant to the [*] or (B) [*]that are Materially Discounted[*] (such [*], "Offset Consideration"), one of Corixa's License Options shall be revoked. Notwithstanding the foregoing, Corixa may elect, in lieu of having such License Option revoked, to increase the Cash Offset by One Million Dollars ($1,000,000) (an "Offset Election"); provided, however, that Corixa shall not be entitled to make any Offset Election to the extent the Cash Offset exceeds or would, as a result of such Offset Election, exceed Six Million Dollars ($6,000,000); provided, further, that in the event the number of License Options revoked under this Section 2.4(b) equals six (6), Corixa shall be deemed automatically to have made an Offset Election for each [*]. Corixa's Offset Election shall be made no later than ten business days following delivery of the [*] by Medarex.

                (vi) Notwithstanding anything to the contrary herein, in no event shall (A) more than six (6) License Options be revoked pursuant to this
Section 2.4, (B) more than two (2) License Options per year be revoked, (C) any Licenses be revoked hereunder or in connection herewith and (D) the sum of the Cash Offset plus the License Revocation Value (the "Total Offset Value") exceed Nine Million Dollars ($9,000,000). In the event that the Total Offset Value would exceed Nine Million Dollars ($9,000,000), Corixa shall determine the number of License Options to be revoked and the amount of the Cash Offset, provided that (x) the number of License Options to be revoked shall not exceed the number that otherwise would have been revoked pursuant to Section 2.4(b)(v) absent any Offset Election, (y) the Total Offset Value shall equal Nine Million Dollars ($9,000,000) and (z) the dollar amount of the Cash Offset shall not be less than the sum of the dollar amounts specified in Section 2.4(b)(iv)(1) and
Section 2.4(b)(iv)(2).

                (vii) In the event that one of Corixa's License Options is revoked pursuant to Section 2.4, Corixa may exercise a Substitute Option pursuant to the terms set forth in the UPT License Agreement.

            (c) REIMBURSEMENT COMPONENT. The Reimbursement Component shall consist of certain expenses paid by the Sellers to be reimbursed to Corixa by Medarex at the Closing, which expenses are set forth on Schedule 2.4(c) to the Seller Disclosure Memorandum.

            (d) EQUIPMENT COMPONENT. The Equipment Component shall be equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

        2.5 ALLOCATION OF PURCHASE PRICE. The Parties agree that the Purchase Price shall be allocated among the Assets in the manner set forth on Schedule
2.5 to the Seller Disclosure

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                                      -13-

Memorandum (the "Allocation"). The Allocation will be conclusive and binding upon the Parties for tax purposes, and neither Party will make any statement or declaration to any taxing authority that is inconsistent with the Allocation, except as provided below. Neither Party will take or permit any of its Affiliates or representatives to take any position on any tax return, with any taxing authority or in any judicial tax proceeding that is inconsistent with the Allocation except as required by a final determination within the meaning of
Section 1313(a) of the Internal Revenue Code or any equivalent provision of any applicable Law. Each Party will promptly provide the other Party with any additional information required to complete Form 8594 if the filing of such form is required. Each Party will timely notify the other Party, and will timely provide the other Party with assistance, in the event of an examination, audit or other proceeding regarding the Allocation.

3.      CLOSING AND FUTURE PAYMENTS.

        3.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the sale of the Assets and the consummation of the other transactions contemplated hereby (the "Closing") shall take place on the date hereof, at 9:00 a.m. local time at the offices of Orrick, Herrington & Sutcliffe LLP at 719 Second Avenue, Suite 900, Seattle, Washington, or at such other time, date or place as the Parties may mutually agree upon in writing (the "Closing Date").

        3.2 ACTIONS AT THE CLOSING. At the Closing, the Sellers shall deliver the Assets to Medarex (other than the Belgian Assets and other than the physical assets to be delivered after Closing, as contemplated by Section 6.8), the Sellers shall deliver the Belgian Assets to Medarex Belgium, Medarex shall deliver to Corixa the components of the Purchase Price to be delivered at Closing, and the Buyers and the Sellers shall take such actions and execute and deliver the Operative Documents and such other agreements, instruments and documents as are necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, without limitation, the following:

            (a) TRANSFER INSTRUMENTS. Each applicable Seller shall deliver to each applicable Buyer (i) a general bill of sale substantially in the form attached as Exhibit A (the "Bill of Sale") with respect to the Assets (other than the Belgian Assets); (ii) an assignment and assumption agreement substantially in the form attached as Exhibit B1 (the "Assignment and Assumption Agreement") with respect to the Assigned Contracts (other than the Assigned Contracts included with the Belgian Assets); (iii) an assignment and assumption agreement substantially in the form attached as Exhibit B2 with respect to the Assigned Contracts included in the Belgian Assets (the "Belgian Assignment and Assumption Agreement"); and (iv) an assignment of patents substantially in the form attached as Exhibit C (the "Assignment of Patents") with respect to the Transferred Patents, in each case duly executed by the applicable Seller, and in the aggregate assigning to the Buyers all of the Sellers' right, title and interest in and to the Assets.

            (b) PURCHASE PRICE. Medarex shall deliver the Purchase Price to Corixa as follows:

                (i) GUARANTEED COMPONENT. If Medarex elects to pay the first Monthly Payment in cash, Medarex shall pay to Corixa the first Monthly Payment by wire transfer of immediately available funds to such bank account of Corixa as Corixa designated prior to the execution of this Agreement. If Medarex elects to make the first Monthly Payment by issuance of Medarex Stock, Medarex shall deliver to its transfer agent, with a copy to Corixa, an irrevocable instruction letter (the "Irrevocable Instruction Letter") to issue and deliver to Corixa, as soon as practicable and no later than three (3) business days after the Closing Date, a stock certificate representing the shares of Medarex Stock constituting such first Monthly Payment. If Medarex elects to make any other Monthly Payment by issuance of Medarex Stock, Medarex shall deliver to Corixa the certificate representing such shares of Medarex Stock on the applicable Payment Date.

                (ii) REIMBURSEMENT COMPONENT. Medarex shall pay to Corixa the Reimbursement Component by wire transfer of immediately available funds to such bank account of Corixa as Corixa designated prior to the execution of this Agreement.

                (iii) EQUIPMENT COMPONENT. Medarex shall pay to Corixa the Equipment Component by wire transfer of immediately available funds to such bank account of Corixa as Corixa designated prior to the execution of this Agreement.

            (c) SELLER DOCUMENTS. At the Closing, the Sellers shall deliver to the Buyers any and all documents required to be delivered by the Sellers under
Section 8 and any other closing documents reasonably requested by the Buyers.

            (d) BUYER DOCUMENTS. At the Closing, the Buyers shall deliver to the Sellers any and all documents required to be delivered by the Buyers under
Section 8 and any other closing documents reasonably requested by the Sellers.

4.      REPRESENTATIONS AND WARRANTIES OF SELLERS.

        Except as otherwise set forth in the Seller Disclosure Memorandum, in order to induce the Buyers to enter into and perform this Agreement, the Sellers represent and warrant to the Buyers as follows in this Section 4:

        4.1 ORGANIZATION AND GOOD STANDING. Each of Corixa and Coulter is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Corixa Belgium is a corporation duly organized, validly existing and in good standing under the laws of Belgium.

        4.2 AUTHORITY; AUTHORIZATION; ENFORCEABILITY. Each Seller has full corporate power and authority to execute and deliver this Agreement and each of the Operative Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and each of the Operative Documents to which it is a party, the performance by each Seller of its obligations hereunder and thereunder and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of such Seller. This Agreement and each of the Operative Documents has been duly executed and delivered by each Seller that is a party to such Operative Document. This Agreement and each of the Operative Documents constitutes a valid and binding obligation of each Seller that is a party to such Operative Document, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally or by general equitable principles.

        4.3 NO DEFAULT OR VIOLATION. The execution, delivery and performance by each Seller of this Agreement and each of the Operative Documents to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not (with or without the giving of notice or lapse of time, or both) (a) constitute a material violation of any provision of Law or any Order applicable to such Seller; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity; (c) result in a default under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other contract to which such Seller is a party or by which it is bound or to which any of the Assets are subject (assuming receipt of the Required Consents); (d) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or similar organizational documents) of such Seller; or (e) result in the imposition or creation of any Lien on or with respect to any of the Assets (other than Liens arising under the Assigned Contracts).

        4.4 TITLE TO ASSETS. The Sellers have good and marketable title in and to the Assets. All of the Assets are owned by the Sellers free and clear of all Liens, except as otherwise provided in the Assigned Contracts, and upon consummation of the transactions contemplated hereby, the Buyers will have acquired all of the Sellers' rights, title and interest in and to the Assets, free and clear of all Liens, and except for Liens created by or imposed on the Buyers after the Closing through no act or fault of the Sellers. No Seller has made any sale or assignment that would conflict with the sale and assignment of its rights in and to the Assets to the Buyers as contemplated by this Agreement. The Assets constitute all of the assets, both tangible and intangible, wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, used by Sellers in the conduct of the Programs. The Sellers make no representation or warranty regarding the probable commercial success or profitability of or resulting from the ownership, use, operations, manufacturing, formulating, packaging, marketing or distribution of the Product Candidates after the Closing.

        4.5 LICENSES AND PERMITS; COMPLIANCE WITH LAW.

            (a) The Programs are in compliance in all material respects with all Laws relating to the Product Candidates and the Programs, including without limitation all such Laws relating to registration, use or manufacture of the Product Candidates (at their current level of development and use) and certification of the Facility. None of the Product Candidates are or have been the subject of any clinical trials and none of the Sellers have administered any of the Product Candidates in any human subject. There is no investigation or inquiry to which any Seller is a party pending or, to any Seller's knowledge, threatened relating to the Assets and their compliance with applicable Laws. The Sellers have not received, at any time in the past three years, any written notice from any Governmental Entity or other Person regarding any actual or alleged violation of, or failure to comply with, any Law applicable to the ownership or use of any of the Assets. To the knowledge of Sellers, no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Sellers of, or a failure on the part of the Sellers to comply with, any Law applicable to the ownership or use of any of the Assets.

            (b) Schedule 4.5(b) to the Seller Disclosure Memorandum sets forth a list of all material Governmental Authorizations held by Sellers with respect to the Assets. The Governmental Authorizations identified in Schedule 4.5(b) to the Seller Disclosure Memorandum constitute all of the Governmental Authorizations necessary to permit the Sellers to own and use the Assets in the manner in which they are currently owned and used; provided, however that notwithstanding anything to the contrary herein, such Governmental Authorizations shall not be deemed to be part of the Assets and shall not be transferred to the Buyers pursuant to this Agreement. Each Governmental Authorization identified on
Schedule 4.5(b) to the Seller Disclosure Memorandum is valid and in full force and effect. The Sellers are and at all times have been in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified on Schedule 4.5(b) to the Seller Disclosure Memorandum. The Sellers have not received, at any time in the past three years, any written notice from any Governmental Entity or any other Person regarding any actual or alleged violation of or failure to comply with the terms of any such Governmental Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified on Schedule 4.5(b) to the Seller Disclosure Memorandum.

        4.6 ASSIGNED CONTRACTS. Schedule 2.1 to the Seller Disclosure Memorandum sets forth a list of all of the contracts related to the Assets, including the Product Candidates and the Programs that are to be assigned to the Buyers at the Closing (the "Assigned Contracts"). All the Assigned Contracts are valid, binding and enforceable in accordance with their terms by and against each Seller that is a party to such Assigned Contract and, to the knowledge of each Seller, each other party thereto, and are in full force and effect. Each Seller has performed in all material respects all obligations imposed on it thereunder, and no Seller nor, to the knowledge of any Seller, any other party thereto is in default thereunder. To the knowledge of each Seller, and except as would not reasonably be expected to have a Program Material Adverse Effect, no event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) (i) constitute a default by any Seller or, to the knowledge of any Seller, any other party thereunder, (ii) result in a violation or breach of any of the provisions of the Assigned Contracts, (iii) give any Person the right to declare a default or exercise any remedy for default under the Assigned Contracts or (iv) give any Third Party the right to cancel, terminate or modify any of the Assigned Contracts (except to the extent any such Assigned Contract is by its terms terminable, cancelable or modifiable by such Third Party upon prior notice or after the expiration of a specified term). The Sellers have not received any written notice regarding any actual or alleged violation, breach or default under any of the Assigned Contracts. As of the date of this Agreement, the Sellers are not directly and actively engaged in any renegotiation of any amounts paid or payable to the Sellers under any of the Assigned Contracts or any other material term or material provision of any of the Assigned Contracts. True and complete copies of each Assigned Contract have been delivered to the Buyers by the Sellers, and there is no legally enforceable agreement (written or oral) between any Seller and any other party to any Assigned Contract that amends, modifies or interprets or purports to amend, modify or interpret the terms of any Assigned Contract (except for the Required Consents). Schedule 4.6 to the Seller Disclosure Memorandum sets forth a list of all Assigned Contracts that require the consent or waiver of any party to such Assigned Contract as a result of the transactions contemplated hereby (the "Required Consents"); provided, however, that certain of the consents will not be obtained prior to the Closing Date, as set forth on
Schedule 4.3 to the Seller Disclosure Memorandum).

        4.7 INTELLECTUAL PROPERTY.

            (a) Schedule 2.1 to the Seller Disclosure Memorandum lists (i) all Transferred Patents, including the jurisdictions in which each such Transferred Patent has been issued or registered or in which any application for such issuance and registration has been filed and (ii) all material licenses, sublicenses and other agreements as to which any Seller is a party and pursuant to which any Person is authorized to use, practice or exploit in any manner any Transferred Intellectual Property Rights or Licensed Intellectual Property Rights or to make, have made, use or sell any Product Candidate. The Sellers are the sole and exclusive owners, with all right, title and interest in and to (free and clear of any Liens) the Transferred Intellectual Property, and are the exclusive or nonexclusive, as applicable, pursuant to the terms of the Assigned Contracts, licensees of, the Licensed Intellectual Property Rights. The Sellers have legally enforceable rights to the use of such Transferred Intellectual Property Rights and Licensed Intellectual Property Rights or the material covered by such Transferred Intellectual Property Rights and Licensed Intellectual Property Rights in connection with the Programs. All Transferred Intellectual Property Rights will be fully transferable, alienable and licensable by the Buyers, without restriction and without payment of any kind to any third party.

            (b) To the knowledge of each Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Transferred Intellectual Property Rights or any Licensed Intellectual Property Rights. None of the Sellers has brought against any Person any Proceeding for infringement of the Transferred Intellectual Property Rights or Licensed Intellectual Property Rights or breach of any license or agreement involving the Transferred Intellectual Property Rights or Licensed Intellectual Property Rights. To the knowledge of each Seller, all issued Transferred Patents are valid and existing and there is no claim pending or, to the knowledge of any Seller, threatened by any Person challenging the ownership, validity or effectiveness of any issued Transferred Patents. To the knowledge of each Seller, no Person has made any claim regarding ownership of the Licensed Intellectual Property other than the Persons from whom the Licensed Intellectual Property has been licensed by the Seller. The conduct of the Programs, the manufacture, use, sale, import, export or offer for sale of any of the Product Candidates and the use, practice or exploitation of any of the Transferred Intellectual Property Rights and the Licensed Intellectual Property Rights does not infringe on or conflict with, in any way, any license or Intellectual Property Right of any Person in a way that, individually or in the aggregate, would have a Program Material Adverse Effect. There are no pending or, to the knowledge of any Seller, threatened interference actions, Proceedings, re-examinations, oppositions or nullities involving any Transferred Patents, except such as may have been commenced by one or more Sellers. All filing, examination and maintenance fees required to be paid as of the Closing with respect to the Transferred Patents have been paid. All such Transferred Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and are not subject to any unpaid maintenance fees or taxes or actions falling due within ninety (90) days after the Closing.

            (c) All employees and consultants who contributed to the discovery or development of any Transferred Intellectual Property Rights did so either (i) within the scope of his or her employment relations with a Seller such that, in accordance with applicable Law, all Intellectual Property Rights arising from such employment relationship became the exclusive property of a Seller or (ii) pursuant to valid written agreements assigning to a Seller all Intellectual Property Rights arising from his or her employment or consulting relationship. All Scheduled Employees have executed Corixa's standard form of inventions agreement, substantially in the form provided to the Buyers.

            (d) Each Seller has taken all commercially reasonable and appropriate steps to protect and preserve the confidentiality of its Trade Secrets related to Transferred Intellectual Property Rights and any Trade Secrets of a Third Party related to the Licensed Intellectual Property Rights, except as would not reasonably be expected to have an Asset Material Adverse Effect. Each Seller has a policy requiring each employee, consultant and independent contractor to execute a proprietary information and confidentiality agreement substantially in the form provided to Medarex. All current (and, to the knowledge of each Seller, all former) employees, consultants and independent contractors of each Seller have executed such an agreement. All use, disclosure or appropriation by or to another Person of the Trade Secrets related to the Transferred Intellectual Property Rights and of the Trade Secrets of a Third Party related to the Licensed Intellectual Property Rights has been pursuant to the terms of a written agreement between a Seller and such other Person, except as, individually or in the aggregate, would not reasonably be expected to have a Program Material Adverse Effect.

        4.8 LITIGATION; OTHER CLAIMS. There are no Proceedings against any Seller relating to any of the Assets that are currently pending or, to the knowledge of any Seller, threatened at law or in equity before or by any Governmental Entity, or that challenge or seek to prevent, make illegal, enjoin, alter, delay or otherwise interfere with any of the transactions contemplated hereby or by the Operative Documents. To the knowledge of the Sellers, no event has occurred and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which any of the Assets is subject. No Seller is in default under or with respect to any Order of any court or any Governmental Entity that could reasonably be expected to have a Program Material Adverse Effect. To the knowledge of each Seller, there is no proposed Order that, if issued or otherwise put into effect, (a) would have an Asset Material Adverse Effect, a Program Material Adverse Effect or a material adverse effect on the ability of the Sellers to perform any covenant or obligation under this Agreement or the Operative Documents, or (b) would have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement and the Operative Documents.

        4.9 BROKERS AND FINDERS. None of the Sellers, their Affiliates nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

        4.10 FAIR CONSIDERATION; NO FRAUDULENT CONVEYANCE. The sale of the Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration and is not subject to any bulk sales or similar Law. None of the Sellers is now insolvent and none will be rendered insolvent by the sale, transfer and assignment of the Assets pursuant to the terms of this Agreement. None of the Sellers is entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors, and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced by this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of any Seller to any of the Assets after the Closing.

        4.11 EMPLOYEE AND LABOR MATTERS.

            (a) None of the Sellers is a party to or bound by, and have never been a party to or bound by, any union contract, collective bargaining agreement or similar labor contract.

            (b) To the knowledge of each Seller, no Scheduled Employee intends to terminate his or her employment and no Scheduled Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other contract (with any Person) that could reasonably be expected to have a material adverse effect on the performance by such employee of any of his or her duties or responsibilities (A) as an employee of Sellers in connection with the Programs as they are currently operated by the Sellers or (B) as a prospective employee of Medarex in connection with the Programs assuming the Programs are operated in the same manner as they are currently operated by the Sellers. Each of the Scheduled Employees is employed by Sellers on an "at will" basis and none of the Scheduled Employees has any employment agreement or other agreement for services that contains severance or termination pay Liabilities.

            (c) There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Sellers or any of their employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

            (d) To the knowledge of each Seller, there are no threatened or pending Proceedings alleging claims against a Seller brought by any Scheduled Employee relating in any way to their employment with such Seller, and no Seller has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made, or notice of any governmental or administrative complaints made, by any of the Scheduled Employees.

        4.12 EQUIPMENT. The Buyers expressly acknowledge that the Sellers make no representations and warranties of any kind, express or implied, regarding the condition of the Equipment, its merchantability, or its fitness for a particular purpose. Sellers have used commercially reasonable efforts to remove all external, removable contamination by Materials of Environmental Concern; provided, however, that the Buyers expressly acknowledge that certain of the Equipment is contaminated with nonremovable Materials of Environmental Concern and accept the Equipment in such condition. To the extent permitted by any manufacturer of the Equipment, the Sellers assign to Medarex any manufacturer's warranties for the Equipment.

5.      REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

        In order to induce the Sellers to enter into and perform this Agreement, the Buyers represent and warrant to the Sellers as follows in this Section 5:

        5.1 ORGANIZATION AND GOOD STANDING. Medarex is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. Medarex Belgium is an entity in the course of (a) being incorporated pursuant to Article 60 of the Belgian Companies Act and (b) being registered with the Registry of Commerce of Brussels. The registered office of Medarex Belgium shall be located at 1170 Brussels, Luchtschiplaan 8 box 2.

        5.2 AUTHORITY; AUTHORIZATION; ENFORCEABILITY. Medarex has full corporate power and authority to execute and deliver this Agreement and each of the Operative Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyers of this Agreement and each of the Operative Documents, the performance by the Buyers of its obligations hereunder and thereunder and the consummation by the Buyers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Medarex. This Agreement and each of the Operative Documents has been, duly executed and delivered by the Buyers. This Agreement and each of the Operative Documents to which Medarex is a party constitutes a valid and binding obligation of Medarex, enforceable against Medarex in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally or by general equitable principles.

        5.3 NO DEFAULT OR VIOLATION. The execution, delivery and performance by each Buyer of this Agreement and each of the Operative Documents to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not (with or without the giving of notice or lapse of time, or both) (a) constitute a material violation of any provision of Law or any Order applicable to such Buyer; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, except the filing of the Prospectus Supplement with the SEC and the formation of Medarex Belgium as contemplated by Section 6.9; (c) result in a default under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other contract to which such Buyer is a party or by which it is bound; or (d) conflict with or result in a breach of or constitute a default under any provision of the Restated Certificate of Incorporation or Amended and Restated Bylaws of Medarex.

        5.4 VALID ISSUANCE; FREELY TRADEABLE SHARES. Medarex has a sufficient number of authorized and unissued shares of Medarex Stock reserved for issuance to complete the transactions contemplated by this Agreement. The Medarex Stock that constitutes the Guaranteed Component issued at the Closing Date has been, and the Medarex Stock that constitutes the Guaranteed Component and the Contingent Component (if any) to be issued after the Closing Date will be, duly authorized. Upon consummation of the transactions contemplated by this Agreement, or in the case of Medarex Stock constituting the Contingent Component upon issuance of such stock pursuant to the terms of this Agreement, the Medarex Stock issued to

Corixa will be validly issued, fully paid and nonassessable, and will be freely tradeable under the Securities Act on Nasdaq without any volume or other restrictions thereon (except as provided in Section 2.4) and without any registration or qualification of the resale thereof by Medarex or Corixa.

        5.5 CAPITALIZATION; NASDAQ LISTING. The authorized capital stock of Medarex consists of 200,000,000 shares of Medarex Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of April 30, 2002, (a) 73,002,661 shares of Medarex Stock were issued and outstanding, (b) options to purchase 6,915,381 shares of Medarex Stock were outstanding, (c) no warrants to purchase shares of Medarex Stock were outstanding and (d) no shares of preferred stock of Medarex were issued and outstanding. The Medarex Stock is quoted and traded on Nasdaq, no suspension of trading in the Medarex Stock is in effect or, to the Buyers' knowledge, threatened, and the Medarex Stock meets the criteria for listing and trading on Nasdaq.

        5.6 REGISTRATION STATEMENT; MEDAREX SEC REPORTS.

            (a) The Registration Statement has become effective under the Securities Act, and no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act and, to the Buyers' knowledge, no such proceedings are contemplated.

            (b) Medarex has previously made available (via EDGAR) to Corixa a true and complete copy of its annual report on Form 10-K for the year ended December 31, 2001, its quarterly report on Form 10-Q for the quarter ended March 31, 2002 and all other documents filed by Medarex with the SEC under the Exchange Act between the date of filing of such annual report and the date hereof (the "Medarex SEC Reports"). As of their respective dates, the Registration Statement, the Prospectus Supplement and the Medarex SEC Reports were prepared in all material respects in accordance with the Securities Act or the Exchange Act, as the case may be, and as of the date hereof, none of Registration Statement, the Prospectus Supplement or the Medarex SEC Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances in which they were made, not materially misleading. The consolidated financial statements of Medarex included in the Medarex SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Medarex and its subsidiaries as of the respective dates thereof and the consolidated results of Medarex's operations and cash flows for the periods indicated. As of the date hereof, Medarex has no Liabilities that are not fully reflected or reserved against in its most recently publicly filed balance sheet and that would be required under GAAP to be reflected or reserved, except (a) Liabilities incurred since the date of such balance sheet in the ordinary course of business, (b) Liabilities arising out of the transactions contemplated by this Agreement and
(c) Liabilities that would not result in a Buyer Material Adverse Effect.

        5.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001 and as of the date hereof, except as reflected in the Medarex SEC Reports, the Buyers have not
(a) suffered any Buyer Material Adverse Effect; (b) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business; (c) purchased or sold, transferred or otherwise disposed of any of its material properties or assets other than sales of inventory in the ordinary course of business; (d) made any change in accounting methods or practices or internal control procedure (other than as required by GAAP); or (e) agreed, in writing or otherwise, to take any action described in this Section 5.7, except as disclosed in the Medarex SEC Reports filed prior to the date of this Agreement.

        5.8 BROKERS AND FINDERS. None of the Buyers, their Affiliates nor any of their officers, directors or employees has retained any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

        5.9 PROSPECTUS DELIVERY. Medarex has delivered to Corixa the Prospectus Supplement.

6.      COVENANTS.

        6.1 ACCESS TO INFORMATION.

            (a) If, after the Closing, in order properly to operate the Assets or prepare documents or reports required to be filed with Governmental Entities or Medarex's consolidated financial statements, it is necessary that Medarex obtain additional information within any Seller's possession relating to the Assets (other than the Data and Records, which are covered by Sections 6.3(a) and (b)), such Seller will furnish or cause their representatives to furnish such information, at reasonable times and upon reasonable notice, to Medarex and its authorized representatives. Each Seller shall maintain and make available the information and records specified in this Section 6.1(a) for a period of five (5) years after the Closing Date.

            (b) If, after the Closing, in order to properly prepare documents or reports required to be filed with Governmental Entities or Corixa's consolidated financial statements, it is necessary that Corixa obtain additional information within Medarex's possession relating to the Assets (other than the Data and Records, which are covered by Sections 6.3(a) and (b)), Medarex will furnish or cause its representative to furnish, at reasonable times and upon reasonable notice, such information to Corixa and its authorized representatives. Medarex shall maintain and make available the information and records specified in this
Section 6.1(b) for a period of five (5) years after the Closing Date.

        6.2 FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS.

            (a) Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this

Agreement or the other Operative Documents, each Party shall use commercially reasonable efforts to promptly take all such action.

            (b) Each Seller agrees that, if reasonably requested by a Buyer, it will cooperate with the Buyers, at the Buyers' expense, in enforcing the terms of any agreements between any Seller and any Third Party involving the Programs or the Product Candidates, including, without limitation, terms relating to confidentiality and the protection of the Transferred Intellectual Property Rights or the Licensed Intellectual Property Rights. In the event that a Buyer is unable to enforce its Transferred Intellectual Property Rights against a Third Party as a result of a rule or Law barring enforcement of such rights by a transferee of such rights, each Seller agrees to reasonably cooperate with such Buyer by assigning to such Buyer such rights as may be required by such Buyer to enforce its Transferred Intellectual Property Rights in its own name. If such assignment still does not permit such Buyer to enforce its Transferred Intellectual Property Rights against the Third Party, each Seller agrees to initiate proceedings against such Third Party in such Seller's name, provided that such Buyer shall be entitled to participate in such proceedings and provided further that such Buyer shall be responsible for the expenses, including the wage and benefit expenses of such Seller's employees, that may be incurred by such Seller related to such proceedings.

            (c) To the extent that any Seller or any Buyer identifies assets after the Closing that were not included on Schedule 2.1 to the Seller Disclosure Memorandum (other than assets identified on Schedule 4.4 to the Seller Disclosure Memorandum), but the absence of which on Schedule 2.1 to the Seller Disclosure Memorandum would constitute a breach or inaccuracy of the representation contained in the second-to-last sentence of Section 4.4, such Seller shall transfer all of its right, title and interest in such assets to the Buyers, with such transfer to be completed as promptly as commercially reasonable after such identification.

        6.3 RELATED DATA AND RECORDS.

            (a) The Parties will cooperate and work together to allocate the Data, Records and Materials in accordance with this Section 6.3. If certain Data, Records or Materials relate primarily to the Programs, then possession of such Data, Records and/or Materials will be transferred to the Buyers within a reasonable time period after such relation is determined and in any event within forty-five (45) days after the Closing Date, except that the Sellers may redact any information contained in such Data or Records that does not pertain primarily to the Programs and the Sellers may make at their own expense and retain electronic copies or photocopies of the portions of such Data and Records that do not pertain exclusively to the Programs. If, on the other hand, certain Data, Records or Materials do not relate primarily to the Programs, then possession of such Data, Records and Materials will be transferred to Coulter (or another Seller designated by Corixa) or will be retained by the Seller in possession of such Data, Records or Materials, as the case may be, within a reasonable time period after such relation is determined and in any event within forty-five (45) days after the Closing Date, except that the Buyers may redact any information contained in such Data or Records that pertains exclusively to the Programs, and the Buyers may make at their expense and retain electronic copies or photocopies of the portions of such documents that pertain primarily to the Programs.

            (b) If either Party requires access for legal or regulatory purposes to original copies of any Data or Records that have been transferred to or retained by the other Party, the Party in possession of such originals will make such originals available to the other Party on a temporary basis on such Party's reasonable request. The Party receiving such originals will return them to the Party that provided them as promptly as practicable and in any event promptly after they are no longer need for such legal or regulatory purpose.

        6.4 CONFIDENTIALITY. The Parties have previously executed a mutual non-disclosure agreement dated September 21, 2000, as amended on March 29, 2002 (the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms. In addition, the Parties agree that the terms and conditions of the transactions contemplated by this Agreement, the information exchanged in connection with the execution hereof and the consummation of the transactions contemplated hereby shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement.

        6.5 PUBLIC DISCLOSURE. No Party shall issue any press release or otherwise make any public (or nonconfidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby without the prior approval of the other Party (which approval shall not be unreasonably withheld), except as may be required by Law or by obligations pursuant to the listing requirements of Nasdaq. If either Party is required to make any such public disclosure, the Party required to make the disclosure shall use its reasonable efforts to give the other Party prior notice and an opportunity to review the disclosure prior to the public release of information.

        6.6 TAXES. The Buyers will bear and pay, and will reimburse the Sellers for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, filing fees or similar taxes, charges, fees or expenses ("Transfer Taxes") that may become payable in connection with the sale of the Assets to the Buyers and the assumption by the Buyers of the Assumed Liabilities. The Parties shall cooperate with each other and use commercially reasonable efforts to minimize the Transfer Taxes. Without limiting the foregoing, all software included in the Assets shall, unless otherwise agreed by the Parties, be delivered to the Buyers by remote telecommunications, or installed by the Sellers onto a computer owned by a Buyer, in compliance with California Sales and Use Tax Regulations Section 1502.

        6.7 SECURITIES LAW MATTERS.

               (a) Medarex shall take such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions that are applicable to the issuance of the Medarex Stock constituting the Guaranteed Component and, if applicable, the Contingent Component. Corixa shall use its reasonable best efforts to assist Medarex as may be necessary to comply with the securities and blue sky Laws of all jurisdictions that are applicable in connection with the issuance of the Medarex Stock constituting the Guaranteed Component and, if applicable, the Contingent Component.

        (b) Medarex will file a Prospectus Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the SEC's close of business on the second business day following the Closing Date or, if applicable on the second business day following the issuance of the Medarex Stock constituting the Contingent Component or, if applicable in each such case, such earlier time as may be required by Rule 424(b).

        6.8 FORMATION OF MEDAREX BELGIUM. As soon as commercially reasonable and no later than forty-five (45) days after the Closing Date, Medarex shall take all reasonable action required under Belgian Law to complete the formation of Medarex Belgium and to ensure that (a) Medarex Belgium is duly organized, validly existing and in good standing under Belgian Law; (b) Medarex Belgium has full corporate power and authority to execute and deliver this Agreement and each of the Operative Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (c) the execution and delivery by Medarex Belgium of this Agreement and each of the Operative Documents to which Medarex Belgium is a party have been duly authorized by all necessary action of Medarex Belgium and (d) this Agreement and each of the Operative Documents to which Medarex Belgium is a party constitutes a valid and binding obligation of Medarex Belgium, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally or by general equitable principles. To the extent the foregoing covenant is not performed in all material respects, Medarex hereby unconditionally guarantees the obligations of Medarex Belgium under this Agreement and each of the Operative Documents to which Medarex Belgium is a party.

        6.9 REMOVAL OF LIENS. As soon as commercially reasonable and no later than ninety (90) days after the Closing Date, the Sellers shall take all action as necessary to cause all Liens on the Equipment identified on Schedule 2.1 to the Seller Disclosure Memorandum to be removed.

        6.10 TERMINATION OF ASSIGNED CONTRACTS. As soon as commercially reasonable and no later than forty-five (45) days after the Closing Date, Corixa shall deliver to the applicable Third Party notice of termination of the Assigned Contracts designated as Assigned Contracts to be terminated after Closing on Schedule 2.1 to the Seller Disclosure Memorandum.

7.      SCHEDULED EMPLOYEES.

        7.1 TRANSITION OF SCHEDULED EMPLOYEES. Subject to and in accordance with the provisions of this Section 7, effective as of the Closing Date, Medarex shall offer employment to those employees of the Sellers listed on Schedule 7.1 to the Seller Disclosure Memorandum (the "Scheduled Employees"), and such Scheduled Employees who accept employment with Medarex after the Closing Date (the "New Medarex Employees") shall be subject to Medarex's standard employment practices and policies. The employment by the Sellers of each Scheduled Employee shall terminate as of 11:59 p.m. on the Closing Date, and the at-will employment by Medarex of the New Medarex Employees shall commence as of (i) 12:00 a.m. midnight on the date immediately after the Closing Date, provided that such New Medarex Employee has accepted employment with Medarex by such time or within five (5) business days after the Closing Date or (ii) such later time as such New Medarex Employee has accepted employment with Medarex (the "Start Time"). The terms of employment with Medarex (or Medarex's Affiliates) shall be as mutually agreed between each New Medarex Employee and Medarex (or Medarex's Affiliate, as the case may be), subject to the provisions of this Section 7. As of the

Start Time, all New Medarex Employees will be under the exclusive supervision of Medarex and subject to Medarex's policies and procedures.

        7.2 COMPENSATION OF NEW MEDAREX EMPLOYEES. The Buyers shall have no obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, accrued vacation and sick leave, stock or stock options or any other sums due to any New Medarex Employee that accrued before the Start Time (including any payments accruing due to the transactions contemplated by this Agreement). The Sellers will be fully responsible for all amounts owing to the New Medarex Employees as a result of their employment prior to the Closing Date and shall under no circumstances be responsible for any amounts payable to any New Medarex Employee that arise at or after the Closing Date. The Sellers shall pay each New Medarex Employee all wages owed in accordance with and to the extent applicable under its standard employment policies and procedures, and applicable law, on the Closing Date. Corixa shall pay each New Medarex Employee his or her accrued but unused vacation (a "Vacation Liability") in accordance with its standard employment policies and procedures, and applicable Law, on the Closing Date; provided, however, that in the case of any New Medarex Employee who declines such cash payment and elects in writing and in lieu thereof to have his or her Vacation Liability assumed by Medarex (a "Vacation Election"), then Medarex shall assume such Vacation Liability. No later than five (5) business days after the Closing Date, Corixa shall reimburse Medarex in cash for the Vacation Liability assumed by Medarex pursuant to this Section 7.2 for all New Medarex Employees with respect to whom Corixa receives a valid Vacation Election.

        7.3 COMPENSATION AND BENEFITS OF SCHEDULED EMPLOYEES.

            (a) At the Start Time, with respect to each Scheduled Employee, coverage for and participation by such Scheduled Employee under all of the Sellers' compensation and Employee Benefit Plans and other programs shall terminate (except as otherwise required by law) and, with respect to each New Medarex Employee, coverage and participation under Medarex's compensation and Employee Benefit Plans and other programs shall commence.

            (b) Sellers shall retain or assume responsibility for providing health care coverage to all Scheduled Employees (or any individual who constitutes a qualified beneficiary under Section 4980B of the Code ("COBRA") with respect to a Scheduled Employee) who are receiving (or become entitled to receive) continuation health coverage pursuant to an election made under COBRA or Sections 601-608 of ERISA (such an election to be called a "COBRA election") relating to a qualifying event occurring (i) prior to the Start Time for Scheduled Employees and (ii) prior to, at or after the Start Time for all employees of Sellers who are not Scheduled Employees. Medarex shall be responsible for providing health care coverage attributable to a COBRA election made by a New Medarex Employee (or any individual who constitutes a qualified beneficiary under COBRA with respect to a New Medarex Employee) which relates to a qualifying event which occurs at or after the Start Time.

            (c) Sellers shall remain solely liable for all claims under Sellers' compensation and Employee Benefit Plans that are incurred by (i) all employees of Sellers who are not Scheduled Employees, including New Medarex Employees, and their beneficiaries and covered dependents and (ii) Scheduled Employees and their beneficiaries and covered dependents prior to the Start Time. Medarex shall be solely liable for all claims under Medarex's compensation and Employee Benefit Plans that are incurred by New Medarex Employees and their beneficiaries and covered dependents at or after the Start Time. For these purposes, a claim shall be deemed to have been incurred at the time when the events giving rise to the claim occurred.

            (d) Sellers shall remain responsible and liable for workers' compensation claims relating to occupational illnesses resulting from exposure occurring prior to the Start Time and injuries that are incurred (i) prior to the Start Time with respect to the New Medarex Employees and (ii) prior to, at or after the Start Time with respect to all employees of Sellers who are not Scheduled Employees.

        7.4 NO RIGHT TO CONTINUED EMPLOYMENT OR BENEFITS. No provision in this Agreement shall create any Third Party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with the Sellers or the Buyers (or any Affiliate of the Sellers or the Buyers) or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by the Sellers, the Buyers or any Affiliate of the Sellers or the Buyers. Except as otherwise expressly provided in this Agreement, no Buyer is under any obligation to hire any employee of the Sellers, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of the Sellers whom a Buyer chooses not to employ.

        7.5 CERTAIN PAYMENTS. In the event that, prior to the date that is nine
(9) months after the Closing Date, a Buyer shall hire any employees of the Sellers listed on Schedule 7.5 to the Seller Disclosure Memorandum (the "Identified Employees"), Medarex shall pay to Corixa a fee with respect to each such Identified Employee (the "Hiring Fee") as follows: (i) if the Identified Employee's employment was terminated by any Seller prior to such hiring by such Buyer, the fee shall be equal to the lesser of [*] percent ([*]%) of such Identified Employee's severance payment made by such Seller and [*] percent ([*]%) of such Identified Employee's annual salary; (ii) if such Identified Employee voluntarily terminates his or her own employment with any Seller, the fee shall be equal to [*] percent ([*]%) of such Identified Employee's annual salary; and (iii) if such Identified Employee is employed in good faith by a Third Party after cessation of his or her employment with such Seller and prior to commencement of his or her employment with such Buyer, there shall be no fee. Payment of the Hiring Fee shall be made no later than five (5) business days after the commencement of such Identified Employee's employment with such Buyer by check or wire transfer of immediately available funds to such bank account of Corixa as Corixa may designate.

        7.6 WAIVER OF TAIL PROVISION. Each of the Sellers hereby waives the Tail Provision of its Proprietary Rights and Inventions Agreements with each Scheduled Employee who accepts employment with Medarex with respect to and only with respect to Inventions related to the Programs. All other terms of such Proprietary Rights and Inventions Agreements shall continue in full force and effect.

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        7.7 OWNERSHIP OF SCHEDULED EMPLOYEE INVENTIONS.

            (a) The Sellers acknowledge and agree that Medarex shall own all right, title and interest in and to:

                (i) all Intellectual Property Rights relating to Inventions that are made, first conceived and first reduced to practice by a New Medarex Employee; and

                (ii) all Intellectual Property Rights relating to Inventions that (y) relate to the expression, manufacture, modification, formulation, production, lead generation and lead optimization of antibodies and (z) are made or first reduced to practice by New Medarex Employee; provided, however, that Seller shall retain all right, title and interest in and to any Intellectual Property Rights that are embodied in any descriptive writing, whether in hard copy or electronic form, prior to the Start Time (such Intellectual Property Rights, "Seller IP"); provided further that to the extent such Seller IP is included in the Transferred Intellectual Property Rights, it shall be transferred and assigned to Buyers pursuant to the terms of this Agreement.

            (b) Notwithstanding anything herein to the contrary, the Buyers hereby waive, and agree not to sue any of Corixa or its Affiliates or licensees, on a perpetual basis, with respect to any claim of misappropriation of trade secrets owned or controlled by any of Medarex or its Affiliates or licensees where such claim is based on any use, control or disclosure of Concurrently-Known Information by any of Corixa or its Affiliates or Scheduled Employees.

        7.8 OWNERSHIP OF INTELLECTUAL PROPERTY DEVELOPED BY SCHEDULED EMPLOYEES WHO DO NOT JOIN MEDAREX. The Sellers acknowledge and agree that Medarex shall own all right, title and interest in and to all Intellectual Property Rights (only to the extent such Intellectual Property Rights are owned by Corixa under the terms of a Proprietary Rights and Inventions Agreement or otherwise) relating to Inventions (only to the extent such Inventions are related to the Programs) and that are made, first conceived or first reduced to practice during the one-year period immediately following the Closing Date by (a) a Scheduled Employee who does not accept employment at Medarex or (b) any of the individuals set forth on Schedule 7.8 to the Seller Disclosure Memorandum; provided that in the event of a dispute between Corixa and any such individual regarding the ownership of any such Intellectual Property Rights or such Inventions, Medarex shall have the right to take any actions, on Corixa's behalf, that are deemed appropriate by Medarex (in its sole discretion) to resolve any such dispute, including without limitation litigation of such dispute; and provided further that Corixa shall reasonably cooperate with Medarex with respect to such actions, with any and all costs, including without limitation, fully-burdened FTE costs and out-of-pocket costs, of Corixa incurred in connection with such cooperation, including, without limitation in connection with any litigation, to be reimbursed by Medarex.

        7.9 NEW MEDAREX EMPLOYEE RECORDS. After the Closing, the Sellers shall transfer to any New Medarex Employee who so requests in writing, his or her personnel file.

8.      DELIVERIES.

        8.1 DELIVERIES BY SELLERS. The Sellers shall deliver the following documents, agreements and supporting papers to the Buyers at the Closing, and the delivery of each shall be a condition to the Buyers' performance of their respective obligations at the Closing:

            (a) the Bill of Sale, duly executed by the Sellers;

            (b) counterparts of the Assignment and Assumption Agreement and the Belgian Assignment and Assumption Agreement, duly executed by the Sellers;

            (c) the Assignment of Patents, duly executed by the Sellers, covering the Transferred Patents;

            (d) a counterpart of the Facilities Services and Lease Agreement, duly executed by the Sellers;

            (e) the Required Consents, in form and substance reasonably satisfactory to Medarex;

            (f) the opinion of the Sellers' counsel, Orrick, Herrington & Sutcliffe LLP, dated the date hereof, substantially in the form attached as Exhibit D;

            (g) a certificate of the Secretary of Corixa and Coulter, and of a director of Corixa Belgium, in form and substance reasonably satisfactory to Medarex, as to the authenticity and effectiveness of the actions of the board of directors of such Seller authorizing the transactions contemplated by this Agreement and the Operative Documents;

            (h) a certificate of the Secretary of State of the state of Delaware to the effect that each of Corixa and Coulter is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

            (i) a counterpart of the license agreement between Medarex and Corixa with respect to the UPT Technology, substantially in the form attached as Exhibit E (the "UPT License Agreement"), duly executed by Corixa;

            (j) a counterpart of the license agreement between Corixa and Medarex with respect to the leader peptide patent, substantially in the form attached as Exhibit L (the "Leader Peptide Patent License Agreement"), duly executed by Corixa;

            (k) a counterpart of the license agreement between Medarex and Corixa with respect to [*] antigen and monoclonal antibodies generated thereto, substantially in the form attached as Exhibit F (the "[*] Agreement"), duly executed by Corixa;

            (l) a counterpart of the sublease between Medarex and Coulter with respect to the first and second floors of Coulter's facility located at 650 Gateway Boulevard, South San

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                                      -30-

Francisco, California, substantially in the form attached as Exhibit G (the "Sublease"), duly executed by Coulter; and

            (m) evidence reasonably satisfactory to Medarex of the release by any Person who held any Lien on the Assets of all Liens on the Assets (except as otherwise provided on Schedule 4.4 to the Seller Disclosure Memorandum).

        8.2 DELIVERIES BY THE BUYERS. The Buyers shall deliver the following documents, agreements and supporting papers to Sellers at the Closing, and the delivery of each shall be condition to Sellers' performance of their respective obligations at the Closing:

            (a) counterparts of the Assignment and Assumption Agreement and the Belgian Assignment and Assumption Agreement, duly executed by the Buyers;

            (b) the opinion of the Buyers' counsel, Cooley Godward LLP, dated the date hereof, substantially in the form attached as Exhibit H;

            (c) the opinion of the Buyers' counsel, Satterlee Stephens Burke & Burke LLP, dated the date hereof, substantially in the form attached as Exhibit I;

            (d) a certificate of the Secretary of Medarex, in form and substance reasonably satisfactory to the Sellers, as to the authenticity and effectiveness of the actions of the board of directors of Medarex authorizing the transactions contemplated by this Agreement and the Operative Documents;

            (e) a certificate of the Secretary of State of the state of New Jersey to the effect that Medarex is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey;

            (f) a counterpart of the Facilities Services and Lease Agreement, duly executed by Medarex;

            (g) a counterpart of the UPT License Agreement, duly executed by Medarex;

            (h) a counterpart of the Leader Peptide Patent License Agreement, duly executed by Medarex;

            (i) a counterpart of the Sublease, duly executed by Medarex;

            (j) a counterpart of the [*] Agreement, duly executed by Medarex;

            (k) the Prospectus Supplement; and

            (l) in the event Medarex elects to make the first Monthly Payment in shares of Medarex Stock, the Irrevocable Instruction Letter.

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


9.      INDEMNIFICATION.

        9.1 SURVIVAL. Subject to Section 9.5(b), all representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive until 5:00 p.m., Pacific time, on the first anniversary of the Closing (the "Survival Period") and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. For purposes of this Agreement, each statement or other item of information set forth in the Seller Disclosure Memorandum shall be deemed to be a representation and warranty made by the Sellers in this Agreement. The covenants and agreements contained in this Agreement shall survive and continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

        9.2 INDEMNIFICATION BY SELLERS. From and after the Closing, each Seller jointly and severally shall indemnify, defend and hold harmless each Buyer and its Affiliates, and their respective officers, directors, stockholders, employees, agents and controlling Persons (the "Buyer Indemnified Parties"), from and against and shall compensate and reimburse any such party for any and all liability, damage, deficiency, loss, judgments, assessments, cost and expense, including reasonable attorneys' fees, expert witness fees, and other fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (and including any appeal thereof) ("Losses"), to the extent arising from or attributable to:

            (a) Any inaccuracy in the representations and warranties made by a Seller in this Agreement;

            (b) Any failure of any Seller to perform or observe any covenant or agreement to be performed or observed by such Seller pursuant to this Agreement;

            (c) The ownership, use or operation of the Assets by a Seller on or prior to the Closing.

            (d) The Excluded Liabilities;

            (e) Any amounts owing to the Scheduled Employees as a result of their employment at or prior to the Closing;

            (f) Investigations or actions by Governmental Entities involving the Assets that relate to actions of any Seller or its agents that occurred on or prior to the Closing or conditions or events that existed at or prior to the Closing;

            (g) The presence of any Material of Environmental Concern at the Subleased Premises, at any time prior to the Closing (except as provided in Section 4.12);

            (h) The generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Material of Environmental Concern (whether lawfully or unlawfully) by or on behalf of the Sellers at the Subleased Premises at any time prior to the Closing;

            (i) Any Proceeding commenced by any Buyer Indemnified Party for the purpose of enforcing any of its rights under this Section 9 to the extent such Buyer Indemnified Party is the prevailing party in such Proceeding;

            (j) Any failure to comply with any bulk transfer law or similar Law in connection with any of the transactions contemplated by this Agreement; and

            (k) Any notices, payments, benefits, fines, penalties, backpay and damages required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") and other applicable Laws relating to reductions in force or termination of employment arising out of or as a result of the transactions contemplated by this Agreement, except to the extent any Losses arising under the matters described in this Section 9.2(k) result from a breach by a Buyer of its covenants under Section 7.

        9.3 INDEMNIFICATION BY THE BUYERS. The Buyers shall indemnify, defend and hold harmless each Seller and its Affiliates, and their respective officers, directors, stockholders, employees, agents and controlling Persons (the "Seller Indemnified Parties" and, together with the Buyer Indemnified Parties, the "Indemnified Parties") from and against and shall reimburse any such party for any and all Losses to the extent arising from or attributable to:

            (a) Any inaccuracy in the representations and warranties made by a Buyer in this Agreement;

            (b) Any failure of a Buyer to perform or observe any covenant or agreement to be performed or observed by such Buyer pursuant to this Agreement;

            (c) The ownership, use or operation of any of the Assets after the Closing;

            (d) The Assumed Liabilities;

            (e) Any amount owing to Scheduled Employees as a result of their employment after the Closing;

            (f) Any investigations or actions by Governmental Entities involving the Assets that relate to actions of a Buyer or its agents that occurred after the Closing or conditions or events that occurred or came into existence after the Closing;

            (g) The presence of any Material of Environmental Concern at the Subleased Premises at any time after the Closing, except to the extent such Material of Environmental Concern was present at the Subleased Premises at or at any time before the Closing;

            (h) The generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Material of Environmental Concern (whether lawfully or unlawfully) by or on behalf of Medarex at the Subleased Premises at any time after the Closing; and

            (i) Any Proceeding commenced by any Seller Indemnified Party for the purpose of enforcing any of its rights under this Section 9 to the extent such Seller Indemnified Party is the prevailing party in such Proceeding.

        9.4 INDEMNIFICATION PROCEDURES. Any Indemnified Party seeking indemnification hereunder shall give written notice (a "Claim Notice") of any claim for indemnification under this Section 9 (an "Indemnification Claim") to the other Party (the "Indemnifying Party") as promptly as practicable after the discovery of facts upon which the Indemnified Party intends to base an Indemnification Claim or, if such indemnification claim relates to the assertion against the Indemnified Party of any claim by a Third Party (a "Third-Party Claim"), promptly after the receipt by the Indemnified Party of notice of the Third-Party Claim. The written notice of an Indemnification Claim shall describe the facts and circumstances on which the asserted Indemnification Claim is based, the amount thereof if then ascertainable (or, if not then ascertainable, the estimated maximum amount thereof) and the provisions of this Agreement on which the Indemnification Claim is based. After giving such notice of a Third-Party Claim, the Indemnified Party shall permit the Indemnifying Party, subject to the rights of or duties to any insurer or other Third Party having potential liability therefor, to assume the defense of any such claim or any litigation resulting from such claim, and, upon such assumption, shall cooperate fully with the Indemnifying Party in the conduct of such defense. If the Indemnifying Party has notified the Indemnified Party of the Indemnifying Party's election to defend any such action within fifteen (15) days after notice thereof has been given to the Indemnifying Party, the provisions of Section 9.4(a) shall govern. If the Indemnifying Party elects not to assume defense of a Third-Party Claim, or fails to provide notification of its election within the fifteen-day period, the Indemnifying Party shall be deemed to have waived its right to defend such action and the provisions of Section 9.4(b) shall govern.

            (a) If the Indemnifying Party assumes the defense of any Third-Party Claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom. The Indemnified Party may participate, at its expense, in the defense of such Third-Party Claim or litigation, provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such Third-Party Claim or any litigation resulting therefrom, consent to entry of any judgment that would adversely affect the Indemnified Party, except with the written consent of the Indemnified Party, or enter into any settlement that would adversely affect the Indemnified Party, except with the written consent of the Indemnified Party, which judgment or settlement does not include as an unconditional term thereof the delivery by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third-Party Claim or litigation. In addition, all awards and costs payable by a Third Party to the Indemnified Party or the Indemnifying Party shall belong to the Indemnifying Party. Any settlement by the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, impose any obligation on the Indemnified Party or adversely affect the Indemnified Party's rights hereunder.

            (b) If the Indemnifying Party shall not assume the defense of a Third-Party Claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, and other amounts for which the Indemnifying Party is obligated hereunder, incurred by the Indemnified Party in connection with the defense against or settlement of such Third-Party Claim or litigation. If no settlement of such Third-Party Claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any final and nonappealable judgment rendered with respect to such Third-Party Claim or in such litigation and of all expenses, legal or otherwise, and other amounts for which the Indemnifying Party is obligated hereunder, incurred by the Indemnified Party in the defense against such claim or litigation.

        9.5 LIMITATIONS ON INDEMNIFICATION.

            (a) The Indemnified Parties shall not be entitled to receive any indemnification payment with respect to any Indemnification Claim under Sections
9.2 (a) and (b) and Section 9.3(a) and (b), as applicable, until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed [*] Dollars ($[*]) (the "Threshold"); provided, however, that once the aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold; provided, further, that the Threshold shall not apply to any Indemnification Claim arising under Section 9.2(b) as a result of a breach of the covenant in Section 6.9.

            (b) The indemnification provided in this Section 9 shall be the sole and exclusive remedy after the Closing for damages available to the Parties for breach of any of the representations or warranties or covenants contained herein; provided, however, this exclusive remedy for damages does not preclude a Party from bringing an action for (A) fraud (including violations of the antifraud provisions of the Securities Act or Exchange Act in connection with the issuance of the Medarex Stock) or (B) specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement or the Operative Documents.

            (c) An Indemnifying Party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such Party, with respect to any claims made by the Indemnified Party after the expiration of the Survival Period or other applicable time limitation described in Section 9.1, except that indemnity may be sought after the expiration of the Survival Period or other applicable time limitation for any Indemnification Claim described in a Claim Notice that is delivered to the Indemnifying Party prior to the expiration of the Survival Period or such other time limitation applicable to such Indemnification Claim.

            (d) Notwithstanding anything to the contrary herein, except for Losses based on fraud (including violations of the antifraud provisions of the Securities Act or Exchange Act in connection with the issuance of the Medarex Stock), the aggregate Liability of any Indemnifying Party under this Section 9 for Losses arising from or attributable to (i) any inaccuracy in the representations and warranties made by such Indemnifying Party in this Agreement or any of the Operative Documents and (ii) any failure of such Indemnifying Party to perform or observe any covenant or agreement to be performed or observed by such

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                                      -35-

Indemnifying Party pursuant to this Agreement or any of the Operative Documents shall not exceed the dollar amount of the Purchase Price, including the net amount of the Contingent Component, as finally determined in accordance with
Section 2.4(b). The maximum aggregate Liability provided by the preceding sentence shall not be applicable to any other matter set forth in Sections 9.2(c)-(k) or Sections 9.3(c)-(i).

            (e) The amount of an Indemnifying Party's liability under this Agreement shall be reduced by ninety percent (90%) of the amount of any applicable insurance proceeds actually received by the Indemnified Party.

            (f) Notwithstanding anything contained in this Agreement to the contrary, no Party shall be liable to the other Party for special, punitive or exemplary damages arising out of this Agreement; provided, however, that the foregoing shall not be construed to preclude recover by the Indemnified Party in respect of Losses directly incurred from Third-Party Claims.

            (g) No Buyer Indemnified Party shall have any right to offset, deduct, counterclaim or otherwise withhold any amount from the Guaranteed Component or the Contingent Component due to Seller with respect to any pending or unresolved claim under this Section 9; provided, however, that a Buyer Indemnified Party shall have the right to offset, deduct, counterclaim and otherwise withhold any amount from the Guaranteed Component or Contingent Component due to Seller with respect to any Resolved Claim under this Section 9 that has not been paid in full.

10.     MISCELLANEOUS.

        10.1 EXPENSES. Subject to the provisions of Section 9, regardless of whether the transactions contemplated by this Agreement are consummated, each Party will pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby (including legal fees and accounting expenses).

        10.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, modified or waived only with the written consent of the Parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 10.2 shall be binding on the Parties and their respective successors and assigns.

        10.3 SUCCESSORS AND ASSIGNS. Neither of the Parties may assign any of its rights or obligations hereunder without the prior written consent of the other Party. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Third Party. Without limiting the generality of the foregoing, (a) no employee of the Sellers shall have any rights under this Agreement or any of the Operative Documents and (b) no creditor of the Sellers shall have any rights under this Agreement or the Operative Documents.

        10.4 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the Laws of the state of California, without giving effect to principles of conflict of Laws.

        10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        10.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        10.7 NOTICE. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at such Party's address or facsimile number as set forth below, or as subsequently modified by written notice:

        (a)    if to the Sellers, to:

               Corixa Corporation
               Coulter Corporation
               Corixa Belgium, S.A.
               1124 Columbia Street, Suite 200
               Seattle, Washington 98104
               Attention:  General Counsel
               Facsimile No.:  (206) 754-5994
               Telephone No.:  (206) 754-5711

               with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               719 Second Avenue, Suite 900
               Seattle, Washington 98104
               Attention:  Stephen M. Graham
                           Alan C. Smith
               Facsimile No.:  (206) 839-4301
               Telephone No.:  (206) 839-4300

        (b)    if to the Buyers, to:

               Medarex, Inc.
               Medarex Belgium, S.A.
               707 State Road, #206
               Princeton, New Jersey  08540
               Attention:  General Counsel
               Facsimile No.:  (609) 430-2850
               Telephone No.:  (609) 430-2880
               with a copy to:

               Cooley Godward LLP
               5 Palo Alto Square
               3000 El Camino Real
               Palo Alto, California  94306-2155
               Attention:  Suzanne S. Hooper
               Facsimile No.:  (650) 849-7400
               Telephone No.: (650) 843-5000

        10.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

        10.9 CUMULATIVE REMEDIES. All rights and remedies available to either Party for breach of this Agreement are cumulative (and not alternative) and may be exercised concurrently or separately, and the exercise of any one remedy will not be deemed an election of such remedy to the exclusion of any other remedy. Each Party (the "Plaintiff Party") agrees that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement, the Plaintiff Party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) neither the Plaintiff Party nor any other Indemnified Party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        10.10 FORCE MAJEURE. Nonperformance by either Party under this Agreement, except for Medarex's performance of its payment obligations, which shall in no event be excused, will be excused while and to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental action, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.

        10.11 CONSTRUCTION OF AGREEMENT. Each Party has cooperated in the drafting and preparation of this Agreement and no principles of construction will be applied against either Party on the basis that such Party drafted this Agreement.

        10.12 NO IMPLIED WAIVER. No right under this Agreement or breach hereof may be waived except in writing signed by the Parties. Neither the failure of a Party to require performance of any provision of this Agreement nor the delay in enforcing any right hereunder will be construed or act as a waiver of such Party's rights to insist on performance of such provision or any other provision or enforce any such right at some other time.

        10.13 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and the Operative Documents constitute the entire agreement between such Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

        10.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                            [Signature page follows.]

        IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of each Seller and each Buyer as of the date first above written.

                                    THE BUYERS:

                                    MEDAREX, INC.


                                    By:  /s/ W. Bradford Middlekauff
                                         --------------------------------------
                                         Name: W. Bradford Middlekauff
                                              ---------------------------------
                                         Title: Senior Vice President and
                                               --------------------------------
                                                General Counsel
                                               --------------------------------


                                    For MEDAREX BELGIUM, S.A., a company in the course of being incorporated as defined by
                                    Article 60 of the Belgian Companies Code


                                    By:  /s/ W. Bradford Middlekauff
                                         --------------------------------------
                                         Name: W. Bradford Middlekauff
                                              ---------------------------------
                                         Title: Senior Vice President and
                                               --------------------------------
                                                General Counsel of Medarex, Inc.
                                               --------------------------------



                                    THE SELLERS:

                                    CORIXA CORPORATION


                                    By:  /s/ Steven Gillis, Ph.D.
                                         --------------------------------------
                                         Name: Steven Gillis, Ph.D.
                                              ---------------------------------
                                         Title: Chairman of the Board and CEO
                                               --------------------------------

                                     COULTER PHARMACEUTICAL, INC.


                                     By:  /s/ Steven Gillis, Ph.D.
                                          --------------------------------------
                                          Name: Steven Gillis, Ph.D.
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                     CORIXA BELGIUM, S.A.


                                     By:  /s/ Steven Gillis, Ph.D.
                                          --------------------------------------
                                          Name: Steven Gillis, Ph.D.
                                               ---------------------------------
                                          Title: Director
                                                --------------------------------

                                     By:  /s/ Michelle Burris
                                          --------------------------------------
                                          Name: Michelle Burris
                                               ---------------------------------
                                          Title: Director
                                                --------------------------------